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                                                                    EXHIBIT 99.2

                                      PROXY
                                  NESTOR, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints David Fox and Herbert S. Meeker (with full power to act without the other and with power to appoint his or her substitute) as the undersigned's proxies to vote all of the undersigned's shares of common stock of NESTOR, INC., a Delaware corporation (the "COMPANY"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company (the "ANNUAL MEETING") to be held at The Gatehouse Restaurant (River Room), Four Richmond Square, Providence, Rhode Island 02906, on September 12, 2001 at 11:00 a.m., local time, and at any and all adjournments thereof as follows:

I. Proposal to approve of the issuance of shares of the Company's common stock to: (a) Nestor Traffic System, Inc. ("NTS") stockholders in connection with that certain Agreement and Plan of Merger, dated as of June 14, 2001, by and among the Company, NTS and NTS Investors, LLC (other than the Company, whose 900,000 shares of NTS common stock will be automatically cancelled without any consideration therefor); and (b) NTS Investors, LLC in connection with the Secured Note Agreement dated as of January 9, 2001 by and among the Company, NTS and NTS Investors, LLC.
      (as more fully described in the joint proxy statement/prospectus accompanying this Proxy), pursuant to which the Company will realize the proceeds of an investment by NTS Investors, LLC of up to $8 million in exchange for 16,757,368 shares, or 33.34%, of the Company's common stock.


      |_|  FOR      |_|  AGAINST    |_|  ABSTAIN
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II.   ELECTION OF DIRECTORS    |_| FOR all nominees listed below (except as
                                   marked to the contrary below)


                               |_| WITHOUT AUTHORITY to vote for all nominees
                                   listed below


NOMINEES: LEON N. COOPER, BRUCE W. SCHNITZER, DAVID FOX, CHARLES ELBAUM, ALAN M. WEINER, ROBERT M. CARROLL, ALVIN SITEMAN, DAVID POLAK, STEVEN EMERSON
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(INSTRUCTION:       To withhold  authority to vote for any  individual  nominee, write that nominee's name on the line set forth below.)
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III.  Proposal to approve an amendment to the Company's certificate of incorporation that increases the number of authorized shares of the Company's common stock from 30 million to 100 million shares.


      |_|  FOR      |_|  AGAINST    |_|  ABSTAIN
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IV.   Proposal to approve the Company's Amended and Restated 1997 Incentive
      Stock Option Plan to increase, among other things, the number of shares of the Company's common stock available for option grants from 1 million to 5 million.


      |_|  FOR      |_|  AGAINST    |_|  ABSTAIN
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V.    Proposal to approve the Company's Amended and Restated Incentive Stock
      Option Plan


      |_|  FOR      |_|  AGAINST    |_|  ABSTAIN

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VI.   Proposal to ratify the Company's selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2001


      |_|  FOR      |_|  AGAINST    |_|  ABSTAIN

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VII.  In their discretion, such other business as may properly come before the
      Annual Meeting and any and all adjournments thereof.

      THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES LISTED IN ITEM II AND FOR THE PROPOSAL IN ITEMS I AND III--VI.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on September 12, 2001 and the Proxy Statement of the Company, each dated August 6, 2001, each of which has been enclosed herewith.

      The undersigned hereby revokes any proxy to vote shares of common stock of the Company heretofore given by the undersigned.


                               Dated: __________________________________________

                                      __________________________________________
                                                      Signature

                                      __________________________________________
                                              Signature, if held jointly

                                      __________________________________________
                                                Title (if applicable)


                                Please date, sign exactly as your name appears on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person.